Exhibit 99.2

NASDAQ: SFNC 2 nd Quarter 2020 Investor Presentation

2 Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements . Certain statements contained in this presentation may not be based on historical facts and should be considered "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements may be identified by reference to a future period(s) or by the use of forward - looking terminology, such as "anticipate," "estimate," "expect," "foresee," "may," "might," "will," "would," "could" or "intend," future or conditional verb tenses, and variations or negatives of such terms . These forward - looking statements include, without limitation, those relating to Simmons First National Corporation’s (“Company”) future growth ; revenue ; expenses (including, without limitation, non - interest expenses) ; assets ; asset quality ; profitability ; earnings ; critical accounting policies ; accretion ; net interest margin ; non - interest revenue ; market conditions related to and impact of the Company's common stock repurchase program ; adequacy of the allowance for loan losses ; income tax deductions ; credit quality ; level of credit losses from lending commitments ; net interest revenue ; interest rate sensitivity ; loan loss experience ; liquidity ; capital resources ; market risk ; the expected benefits, milestones, or costs associated with the Company’s acquisition strategy and Next Generation Bank Program ; the Company’s ability to recruit and retain key employees ; the ability of the Company to manage the impact of the COVID - 19 pandemic ; legal and regulatory limitations and compliance and competition ; anticipated loan principal reductions ; fees associated with the Paycheck Protection Program ; plans for investments in securities ; statements under the caption “Management’s Outlook” on slides 21 and 23 ; the timing, charges, and savings associated with completed and future branch closures ; and projected dividends . Readers are cautioned not to place undue reliance on the forward - looking statements contained in this presentation in that actual results could differ materially from those indicated in such forward - looking statements, due to a variety of factors . These factors include, but are not limited to, changes in the Company's operating or expansion strategy ; the availability of and costs associated with obtaining adequate and timely sources of liquidity ; the ability to maintain credit quality ; the effect of steps the Company takes in response to the COVID - 19 pandemic ; the severity and duration of the pandemic, including whether there is a “second wave” as a result of the loosening of governmental restrictions ; the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein ; the effects of the pandemic on, among other things, the Company’s operations, liquidity, and credit quality ; general market and economic conditions ; unemployment ; possible adverse rulings, judgments, settlements and other outcomes of pending or future litigation (including litigation arising from the Company’s participation in and administration of programs related to the COVID - 19 pandemic (including the CARES Act)) ; the ability of the Company to collect amounts due under loan agreements ; changes in consumer preferences and loan demand ; effectiveness of the Company's interest rate risk management strategies ; laws and regulations affecting financial institutions in general or relating to taxes ; the effect of pending or future legislation ; the ability of the Company to repurchase its common stock on favorable terms ; the ability of the Company to successfully implement its acquisition strategy ; changes in interest rates, deposit flows, real estate values, and capital markets ; inflation ; customer acceptance of the Company's products and services ; changes or disruptions in technology and IT systems (including cyber threats, attacks and events) ; changes in accounting principles relating to loan loss recognition (current expected credit losses, or CECL) ; the benefits associated with the Company’s early retirement program and completed and future branch closures ; and other risk factors . Other relevant risk factors may be detailed from time to time in the Company's press releases and filings with the U . S . Securities and Exchange Commission, including, without limitation, the Company’s Form 10 - K for the year ended December 31 , 2019 . Any forward - looking statement speaks only as of the date of this Report, and the Company undertakes no obligation to update these forward - looking statements to reflect events or circumstances that occur after the date of this Report . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results . Non - GAAP Financial Measures . This document contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP) . The Company's management uses these non - GAAP financial measures in their analysis of the company's performance . These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax - exempt, as well as exclude from income available to common shareholders certain expenses related to significant non - core activities, such as merger - related expenses, expenses related to the Company’s early retirement program, gain on sale of branches, and branch right - sizing expenses . In addition, the Company also presents certain figures based on tangible common stockholders’ equity and tangible book value, which exclude goodwill and other intangible assets . The Company further presents certain figures that are exclusive of PPP loans . The Company’s management believes that these non - GAAP financial measure are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalizing for tax effects . Management, therefore, believes presentations of these non - GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's core businesses . These non - GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies . Where non - GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the appendix to this presentation .

NASDAQ: SFNC COVID - 19 Update

January: ▪ Monitored information regarding COVID - 19 in China February: ▪ Held pandemic planning meetings ▪ Inventoried supplies, ordered additional laptops/IT equipment ▪ Communications to associates March: ▪ Announced temporary closure of 52 branches ▪ Closed lobbies, except by appointments ▪ Communicated with customers ▪ Focused on enhanced digital banking experience April - June: ▪ Refined travel policy for limited, critical business travel ▪ Conservatively reopened targeted lobbies ▪ Monitored and implemented local and state law changes Pandemic Timeline Our Associates ▪ Continued work from home plan for certain staff ▪ With only a few exceptions, branch staffing returned ▪ Suspended certain growth oriented incentive plans and focus on stability ▪ Extended pandemic pay program COVID - 19 Pandemic Response Our Communities ▪ Donated masks, gloves and hand sanitizers to healthcare facilities, police and a community group delivering meals ▪ Sponsored a live streaming concert from Simmons Bank Arena to benefit the Feeding America food banks and the Hunger Relief Alliance raising over $30,000 ▪ Donated $15,000 to Arkansas Foodbank ▪ Purchased gift cards from customers to give away on social media and to local non profit organizations ▪ Associates delivered food and care packages to support police, firefighters, emergency responders and healthcare workers ▪ One of our associates handmade 400 facemasks for healthcare workers and other community members ▪ A bank customer manufactures hand sanitizer and made it available to our bank customers in Tennessee ▪ Donated $10,000 to the United Way of Columbia, MO ▪ Donated $50,000 to an interest - free loan fund for small businesses in St. Louis ▪ Donated $10,000 to the Urban League in St. Louis to support weekly distributions of food, toiletries, gloves and masks for families in need throughout the St. Louis area ▪ Contributed $15,000 to the Arkansas 30 - Day Fund to support 7 Arkansas businesses with an emergency forgivable loan 4

Consumer Branch and Digital Trends (in thousands) Consumer Digital Banking 199 171 157 123 144 130 134 130 145 154 144 142 131 165 148 146 140 166 147 191 173 165 141 171 151 184 153 177 175 168 166 161 186 171 176 166 193 173 75 95 115 135 155 175 195 215 Weekly Number of Transactions Branch Digital 5 Consumer Digital Accounts and Transactions ▪ For the first time, in March, we had more weekly transactions using the digital channels than at the branches ▪ Mobile Deposit saw an increase of 75% since the end of February ▪ Over 38,000 (+23%) new consumer digital banking users since 2/29/20 ▪ 78% of deposit transaction accounts are enrolled in digital banking Consumer Digital Platform ▪ Converted to new mobile platform in October 2019 ▪ Converted to new online platform in May 2020 ▪ All consumer customers are now on the same system, including acquired institutions Weekly Digital Transactions passed Weekly Branch Transactions in March 2020

▪ Over $2.5 billion in Cash and Cash Equivalents as of 6/30/20 – Intentionally increased cash position in Q1 – In Q1, sold investment securities when the 10YR TSY was near historic lows – Increase in deposits ▪ Over $5 billion available in secondary borrowing sources of liquidity as of quarter end ▪ Substantial access to brokered deposits ▪ Loan/Deposit Ratio of 88% as of 6/30/20 (82% excluding PPP loans) Liquidity and Investment Securities Liquidity $491 $655 $530 $997 $1,737 $2,545 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 Q119 Q219 Q319 Q419 Q120 Q220 Cash and Cash Equivalents (In millions ) 98% 97% 97% 90% 92% 88% 80% 85% 90% 95% 100% Q119 Q219 Q319 Q419 Q120 Q220 Loans / Deposits ▪ In Q1, sold ~$1 billion of investment securities to – De - risk the balance sheet – Create liquidity – Recognize gains of over $30 million – Increase capital ▪ Security types sold in Q1: – MBS ~$615MM – CMOs ~$171MM – Municipals ~$252MM ▪ Q2 investment security yield was 2.50% ▪ Expect to re - invest approximately $1 billion in the investment securities portfolio by year - end Investment Securities Plan 6

Methodology Current Expected Credit Losses (CECL) Methodology ▪ CECL replaced the incurred loss methodology with a life of loan concept effective January 1, 2020 ▪ Reserve factors are based on estimated probability of default and loss given default for each segment – The estimates are determined based on management’s assessment of economic forecasts over the reasonable and supportable forecast period (one - year) – For contractual periods that extend beyond the one - year forecast period, the estimates revert to average historical loss experiences over a one - year period on a straight - line basis ▪ Further qualitative adjustments are based on factors and considerations that have not otherwise been fully accounted for ▪ Loans that do not share similar risk characteristics are evaluated on an individual basis by either estimating the fair value of underlying collateral or the present value of expected cash flows Economic Scenarios ▪ Regression Loss Models were developed using historical loan loss data to identify statistically significant relationships wit h national economic variables to forecast losses ▪ Significant variables include: (1) Commercial Real Estate Price Index, (2) Personal Disposable Income, (3) Prime Rate, (4) Unemployment Rate, (5) Gross Domestic Product ▪ Consideration given to Moody’s Analytics suite of economic scenario forecasts published in June 2020 ▪ Baseline, S1=“Upside – 10 th Percentile”, S2=“Downside – 75 th Percentile”, S3=“Downside – 90 th Percentile” ▪ Weighting of scenarios were applied to align with management’s expectation of future conditions ▪ June 30, 2020 weighting was Baseline S1 (68%) / S2 (22%) / S3 (10%) 7

CECL (continued)

$ in millions

Allowance for Loan Losses and Loan Coverage

	ALLL or ACL	Loan Discount	Total Loan Coverage
ALLL as of 12/31/19	**$ 68.2**	**$ 87.3**	**$ 155.5**
CECL Day 1 Adoption Impact	151.4	(87.3)	64.1
ACL as of 01/01/20	**$ 219.6**	**$ 0**	**$ 219.6**
Q1-20 Provision, net of charge-offs	23.6		23.6
ACL as of 03/31/20	**$ 243.2**	**$ 0**	**$ 243.2**
Q2-20 Provision	26.7		26.7
Q2-20 Net charge-offs	(38.2)		(38.2)
ACL as of 06/30/20	**$ 231.6**	**$ 0**	**$ 231.6**

12/31/19	ALLL / Loans	0.47%
01/01/20	ACL / Loans	1.52%
03/31/20	ACL / Loans	1.69%
06/30/20	ACL / Loans	1.59% (1.70% excluding PPP Loans[(1)])

Reserve for Unfunded Commitments

	as of 03/31/20	as of 06/30/20
Unfunded Commitments	$2,765	$2,616
Reserve	$29.4	$24.4
Reserve / Unfunded Balance	1.1%	0.9%

CECL Adoption (Day 1 adjustment)	01/01/20
ACL Loans	$ 146.1
PCD Loan discount reclassed to ACL	5.4
ACL Securities	0.7
Unfunded commitment reserve	24.0
Total CECL Day 1 adjustment	**$ 176.2**
Retrospective equity adjustment	**$ 128.1**

Loan Discount not associated with loan coverage *(Deferred Revenue)*

12/31/19	$ 0
01/01/20, CECL adoption	81.8
03/31/20	69.2
06/30/20	$ 58.2

2020 Scheduled Loan Discount Accretion:

Q1 [Actual]	*$ 11.8*
Q2 [Actual]	*11.7*
Q3 [Estimated]	*4.2*
Q4 [Estimated]	*$ 3.9*

CECL = Current Expected Credit Losses methodology for estimating ACL
ACL = Allowance for Credit Losses on Loans
PCD = Purchased Credit-Deteriorated Financial Assets
(1) Figures excluding PPP loans are non-GAAP measurements. See Appendix for non-GAAP reconciliations.

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Loan Portfolio Summary, including PPP Loans $ in millions Balance $ % of Total Loans COVID - 19 Modification $ Past Due 30 days or more $ Classified $ Non - performing $ ACL % Unfunded Commitment $ Unfunded Commitment Reserve Total Loan Portfolio Consumer - Credit Card 184 1% 2 1 - - 6.0% - Consumer - Other 214 1% 10 2 2 2 4.9% 20 Real Estate - Construction 2,010 14% 287 3 7 7 2.6% 982 Real Estate - Commercial 6,316 43% 2,345 1 122 36 1.2% 269 Real Estate - Single - family 2,207 15% 284 9 41 33 0.8% 253 Commercial 3,038 21% 359 3 79 54 1.9% 987 Agriculture 218 1% 1 - 1 1 0.9% 103 Other 419 3% - - 25 - 0.4% 2 Total Loan Portfolio 14,607 100% 3,288 19 277 132 1.6% 2,616 0.9% Select Loan Categories Retail 1,414 10% 726 - 23 5 1.2% 109 Nursing / Extended Care 446 3% 181 - - - 1.6% 117 Healthcare 649 4% 124 - 17 3 1.4% 116 Multifamily 874 6% 367 - 28 2 0.9% 125 Hotel 1,048 7% 635 - 16 11 1.6% 68 Restaurant – real estate 269 2% 163 - 2 1 1.7% 5 Restaurant – non - real estate 284 2% 116 - 3 2 0.7% 12 Energy Loans Upstream 247 2% 1 - 16 12 11.2% 61 Midstream 51 0% - - 20 20 23.2% 4 Services 18 0% - - 1 - 0.7% 1 Total Energy 315 2% 1 - 37 33 15.8% 66 9 as of June 30, 2020

Loan Portfolio Summary – Excluding PPP Loans $ in millions Balance $ % of Total Loans COVID - 19 Modification $ Past Due 30 days or more $ Classified $ Non - performing $ ACL % Unfunded Commitment $ Unfunded Commitment Reserve Total Loan Portfolio (1) Consumer - Credit Card 184 1% 2 1 - - 6.0% - Consumer - Other 214 2% 10 2 2 2 4.9% 20 Real Estate - Construction 2,010 15% 287 3 7 7 2.6% 982 Real Estate - Commercial 6,316 46% 2,345 1 122 36 1.2% 269 Real Estate - Single - family 2,207 16% 284 9 41 33 0.8% 253 Commercial 2,074 15% 359 3 79 54 2.7% 987 Agriculture 218 2% 1 - 1 1 0.9% 103 Other 419 3% - - 25 - 0.5% 2 Total Loan Portfolio 13,643 100% 3,288 19 277 132 1.7% 2,616 0.9% Select Loan Categories Retail 1,379 10% 726 - 23 5 1.3% 109 Nursing / Extended Care 429 3% 181 - - - 1.6% 117 Healthcare 527 4% 124 - 17 3 1.6% 116 Multifamily 872 6% 367 - 28 2 0.9% 125 Hotel 1,027 8% 635 - 16 11 1.6% 68 Restaurant – real estate 269 2% 163 - 2 1 1.7% 5 Restaurant – non - real estate 172 1% 116 - 3 2 1.0% 12 Energy Loans Upstream 234 2% 1 - 16 12 11.3 61 Midstream 50 0% - - 20 20 23.5% 4 Services 14 0% - - 1 - 1.0% 1 Total Energy 298 2% 1 - 37 32 16.7% 66 10 as of June 30, 2020 (1) All PPP loans were categorized as commercial.

Outstanding Balance as of June 30, 2020 Total Loan Portfolio $14.6 Billion Loan Portfolio – Geographic Diversification 13.3% 9.3% 6.9% 6.2% 3.8% 3.6% 56.9% Dallas Fort Worth St. Louis Little Rock Oklahoma City Nashville All other markets 11

Outstanding Balance as of June 30, 2020 Real Estate - Construction Loans Commercial Real Estate - Commercial Real Estate – Single Family Select Loan Categories – Geographic Diversification 7.3% 7.3% 6.0% 5.6% 4.6% 4.4% 64.8% Columbia, MO Little Rock Fort Worth Dallas Nashville Jonesboro All other markets $2.2 billion 12 26.3% 12.4% 6.0% 3.7% 2.9% 2.6% 46.1% Dallas Fort Worth Nashville Little Rock Columbia, MO Houston All other markets $6.3 billion $2.0 billion $3.0 billion 14.7% 11.0% 7.4% 5.1% 5.0% 2.6% 54.2% Dallas Little Rock Fort Worth St. Louis Oklahoma City Nashville All other markets 12.5% 11.4% 11.3% 5.0% 4.8% 3.3% 51.7% Dallas Fort Worth St. Louis Little Rock Oklahoma City Nashville All other markets

16.6% 15.2% 13.9% 7.3% 6.6% 2.9% 37.5% Dallas Springfield, MO Fort Worth Little Rock Nashville St. Louis All other markets 18.7% 10.8% 5.7% 4.6% 4.3% 4.0% 51.9% Dallas St. Louis Fort Worth Little Rock Wichita, KS Jackson, MS All other markets 15.5% 15.3% 12.7% 9.1% 4.9% 3.4% 39.1% Fort Worth St. Louis Nashville Dallas Jonesboro, AR Chattanooga All other markets Outstanding Balance as of June 30, 2020 Retail Multifamily Hotel Restaurant Select Loan Types – Geographic Diversification Note: Includes all loan categories (Construction, CRE, Commercial, etc.) $1.4 billion $1.0 billion $874 million $269 million 13 20.0% 13.1% 11.1% 4.5% 3.6% 3.3% 44.4% Dallas St. Louis Fort Worth Little Rock Oklahoma City San Antonio All other markets

25.0% 17.0% 16.1% 9.4% 9.4% 7.3% 6.5% 9.3% Little Rock Savannah, GA Houston Lafayette, LA Troy, MI Springfield, MO Dallas All other markets 24.6% 21.3% 6.3% 5.9% 4.5% 3.8% 33.6% Fort Worth Dallas Nashville Columbia, MO Denver Northwest AR All other markets Outstanding Balance as of June 30, 2020 Residential Multifamily Hotel Nursing / Extended Care Select Construction Loan Types – Geographic Diversification Note: Total Construction Loans were $2.0 billion $575 million $148 million $235 million $173 million 14 21.2% 14.4% 11.6% 10.2% 8.5% 8.1% 26.0% Dallas Jackson, MS Chattanooga, TN Kansas City Midland, TX Denver All other markets 42.9% 21.1% 19.9% 8.1% 5.4% 2.6% Nashville Fort Worth Dallas St. Louis Jonesboro, AR All other markets

Principal Reductions: ▪ Q1 - 20 $78 million ▪ Q2 - 20 $83 million ▪ Anticipated for the balance of 2020: ▪ Q3 $77 million ▪ Q4 $124 million Outstanding Balance as of June 30, 2020 Energy Lending Update – Excluding PPP Loans (1) (1) Excludes $16.9 million of PPP loans to energy customers, as these loans are 100% government guaranteed under the SBA PPP Prog ram . 15 81.0% 16.8% 2.2% Upstream Midstream Services By Industry Sector 17.9% 9.0% 8.6% 7.4% 7.3% 6.7% 6.2% 6.0% 30.9% Bakken, North Dakota SCOOP, Oklahoma STACK, NW OK SCOOP/STACK/UTICA /MARCELLUS Powder River, Wyoming DJ Basin, Colorado Permian, W. Texas Eagle Ford & E. Texas $298 million or 2.0% of Total Loan Portfolio By Upstream & Midstream by Play/Field [mix of oil & gas] Energy Shared National Credits: ▪ $53 million or 18% of outstanding energy loan balances ▪ $30 million unfunded commitments Q2 - 20 Energy Credit Charge - offs (~$32.4 million): ▪ $21.9 million – borrowers in bankruptcy ▪ $10.6 million – credits sold

▪ Most commodity prices are lower than 2019 and have been volatile – Soybean and corn prices are lower than last year – Cotton and rice prices have improved from this time last year ▪ Current crop conditions are good after a wet spring ▪ COVID - 19 resulted in lower exports and oversupply, putting more pressure on commodity pricing ▪ Lower oil prices have resulted in lower input cost ▪ Most of our farm customers participated in the SBA PPP loan program ▪ On April 17, 2020, President Trump announced a $19 billion Coronavirus Relief Program for farmers and food producers Ag. Loan Portfolio $ in millions 6/30/20 6/30/19 Change $ Change % Total $217.7 $193.0 $24.7 12.8% Agricultural Lending Update 16

Loan Balance Loan Balance ($ in millions) # of Loans Interest Rate SBA Fee Estimated SBA Fee $ Estimated Agent Fee $ Less than $350,000 $ 392 41% 7,286 93% 1.00% 5.00% $ 19.6 $ (1.5) $350,000 to Less than $2 million 355 37% 478 6% 1.00% 3.00% 10.7 (0.9) $2 to $10 Million 216 22% 62 1% 1.00% 1.00% 2.2 (0.3) Total $ 964 100% 7,826 100% 1.00% 1.00% $ 32.4 $ (2.6) Simmons’ PPP Loan Portfolio as of June 30, 2020 Lending – SBA PPP Loans 17 Simmons’ PPP Loan Portfolio ▪ PPP Loans are assigned a risk weighting of zero percent ▪ Average loan amount $123,000 ▪ Smallest loan amount $195 ▪ Loan yield 2.33% for second quarter 2020 (includes amortization of SBA fee income net of expenses) as of June 30, 2020

Loan Balance (In millions) % Real Estate Rental and Leasing $ 1,404 45.0% Accommodation and Food Services 744 23.8% Health Care and Social Assistance 273 8.7% Construction 197 6.3% Retail Trade 141 4.5% Other Services (except Public Admin.) 63 2.0% All other categories 300 9.7% Total $ 3,122 100.0% Lending – COVID - 19 Loan Modifications 18 Commercial Loan Modifications Real Estate Rental and Leasing Modifications Loan Balance (In millions) % Lessors of Nonresidential Buildings $ 852 60.6% Lessors of Residential Buildings/Dwellings 348 24.8% Lessors of Other Real Estate Property 57 4.1% Nonresidential Property Managers 46 3.3% All other categories 101 7.2% Total $ 1,404 100.0% Accommodations and Food Services Modifications Loan Balance (In millions) % Hotels (except Casino Hotels) and Motels $ 534 71.8% Full - Service Restaurants 82 11.0% Limited - Service Restaurants 81 10.9% Rooming and Boarding Houses 25 3.4% All other categories 21 2.9% Total $ 744 100.0% COVID - 19 Total Loan Modifications Loan Balance (In millions) % # of Loans % Commercial Loans $ 3,122 95% 3,094 67% Consumer Loans 166 5% 1,529 33% Total $ 3,288 100% 4,623 100% % of total loan portfolio 22.5% as of June 30, 2020

7.2% 5.1% 10.6% 11.7% 33.8% 31.6% Arkansas Central AR Tennessee Western Missouri Texas COVID - 19 Commercial Loan Modifications By Division COVID - 19 Commercial Loan Modifications By Loan Type Commercial Loan COVID - 19 Modifications 74.4% 11.5% 9.0% 4.3% 0.8% CRE Commercial Construction Single Family Agri COVID - 19 Commercial Loan Modifications -- $3.1 billion 19 as of June 30, 2020 by Division and Loan Type

$ in millions Total Common Equity Common Equity to Assets Tangible Common Equity (1) Tangible Common Equity to Tangible Assets (1) As of 12/31/19 $ 2,988 14.06% $ 1,805 8.99% As of 01/01/20, with CECL Day 1 adjustment 2,861 13.46% 1,678 8.36% As of 03/31/20 2,845 13.65% 1,658 8.44% As of 06/30/20 $ 2,905 13.26% $ 1,721 8.31% Regulatory Capital Ratios 20 Capital (1) Tangible common equity (which excludes goodwill and other intangible assets), as well as figures based on tangible common equ ity , are non - GAAP measurements. See Appendix for non - GAAP reconciliations. $ in millions Tier 1 Capital Tier 2 Capital Common Equity Tier 1 (CET1) Tier 1 Leverage Tier 1 Risk - based Capital Total Risk - based Capital As of 12/31/19 $ 1,808 $ 2,273 10.92% 9.59% 10.92% 13.73% As of 01/01/20, with CECL Day 1 adjustment 1,813 2,273 10.92% 9.59% 10.92% 13.73% As of 03/31/20 1,778 2,262 11.10% 8.96% 11.10% 14.13% As of 06/30/20 $ 1,820 $ 2,287 11.85% 8.78% 11.85% 14.89% Regulatory “Well Capitalized” 6.50% 5.00% 8.00% 10.00% Capital Ratios As of 06/30/20 % of Total Capital C&D 88% CRE 281% Loan Concentration Regulatory Capital Comments: ▪ The Company elected the 5 year phase - in of the CECL Day 1 impact to Regulatory Capital ▪ PPP loans are assigned a risk weight of zero percent

Revenue

Category	Q1-20 Linked Quarter Change	Q2-20 Linked Quarter Change	Management's Outlook
Interest Income	Down $4.2 million or 2.0%	Down $17.6 million or 8.4% *(Decrease was driven by the Q2 Fed rate cut, excess liquidity, and lower security portfolio balance)*	Expect continued negative impact from: - Lower yields on investment securities and interest bearing cash accounts - Loan growth tempered (flat to down 5%) Expect to reinvest up $1 billion in the security portfolio by year-end.
Interest Expense	Down $4.6 million or 9.9%	Down $13.8 million or 33.0%	Cost of deposits decreased 36 basis points from Q1 to Q2. Anticipate deposit cost to remain stable for the balance of the year.
Net Interest Income	Up $417,000 or 0.3%	Down $3.8 million or 2.3%	Expect a flat to slightly declining NIM for the balance of 2020 (PPP Loans and additional liquidity are expected to continue to impact the NIM for the balance of the year).
Trust Revenue	Down $279,000 or 3.8%	Up $102,000 or 1.4%	Anticipate flat to slight decrease in Trust revenue due to pricing being based on market value.
Service Charges	Flat	Down $4.8 million or 35.7% *(Decrease was driven by lower transaction volume primarily related to COVID-19)*	Anticipate flat to modest increase in service charge fee income on deposits and ODP fees (dependent on impact from COVID-19).
Mortgage Revenue	Up $1.0 million or 25.2%	Up $7.4 million or 146.9% *(Increase was driven new mortgage loans and refinancing across the industry)*	Q2 results were higher than expected. For Q3, expect a decrease as new loans and refinancing slows.
Debit and Credit Card fees	Down $1.0 million or 11.3%	Up $82,000 or 1.0%	Anticipate flat to modest increase for the balance of the year.
Gain on Sale of Securities	Up $31.7 million	Down $31.7 million	Management does not anticipate a significant sale of additional investment securities.
Other income	Up $5.7 million	Down $3.0 million *(Decrease was primarily driven by gain on sale of the South TX branches of $5.9 million in Q1 and gain on sale of Colorado branches of $2 million in Q2)*	Management expects other income to modestly decrease due to lower income related to recoveries.

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▪ Interest Rates – In March, the Fed reduced the Fed Funds target rate by 150 basis points. ▪ Interest Bearing Transaction Deposits – Rates were lowered during the latter part of the first quarter. ▪ Time Deposits – Rates were lowered during the latter part of the first quarter. Based on maturities, we expect there will be a continued lag in the impact to interest expense. $ in millions Interest Bearing Deposit Repricing Deposit Composition Deposit Interest Expense – Cost of Deposits decreased 36 bps (1) Source: S&P Global Market Intelligence Q407 Q408 Q409 Q410 Q411 Q412 Int . Bearing Dep . 3.45% 2.26% 1.24% 0.83% 0.63% 0.42% Cost of Deposits 2.98% 1.96% 1.07% 0.71% 0.50% 0.34% SFNC Cost of Deposits during the “Great Recession” (1) as of 3/31/20 as of 6/30/20 Linked Quarter Change Balance % Rate Balance % Rate Balance Rate Non - interest bearing $ 3,572 23% 0.00% $ 4,608 28% 0.00% $ 1,036 0.00% Interest bearing transaction & savings 8,841 57% 0.80% 8,978 54% 0.32% 137 (0.48%) Time deposits 3,147 20% 1.70% 3,030 18% 1.42% (117) (0.28%) Total Deposits $ 15,560 100% 0.80% $ 16,616 100% 0.44% $ 1,056 (0.36%) 22

Category Q1 - 20 Linked Quarter Change Q2 - 20 Linked Quarter Change Management’s Outlook Provision Expense Up $21.2 million Up $781,000 Provision expense expected to be impacted by changes of the following: 1. Loan Growth – expect flat to decreasing 2. Charge - off’s – if not specifically reserved 3. Moody’s Economic Scenario Forecast: Management’s weighting for Q2: • Moody’s Baseline – 68% • Moody’s Adverse – 22% • Moody’s Severely Adverse – 10% Salaries and Employee Benefits Up $4.7 million or 7.4% The increase was impacted by a full quarter effect of the Landmark Bank acquisition. Down $10.3 million or 15.1% 1) Employee benefits - $3.1 million decrease (payroll taxes, insurance utilization, and other employee benefits) 2) Salaries - $2.3 million decrease 3) Incentive based plans - $4.9 million decrease (executive, lender and retail incentive plans) The system conversion of Landmark was completed on 2/14/20, with cost savings realized beginning in Q2 - 20. Other Expected Changes: - Incentive payouts likely to be lower with a emphasis on maintenance of asset quality, customer care and less opportunity for growth - Impact from sale of branches - Branch rightsizing – announced the closing of 11 branches/June and 24 branches/Q4 - Voluntary early retirement plan Occupancy Expense Flat Down $293,000 or 3.1% Expect a decrease in occupancy due to branch sales and branch closing. Other operating Expense Up $744,000 or 2.0% Down $2.6 million or 5.5% Enhanced emphasis on efficiencies throughout the Company. We will continue to invest in our digital capacity. Non - interest Expense quarterly run - rate estimate for the balance of 2020 Anticipate that approximately $115 - $118 million per quarter. (Q3 & Q4 will be impacted by changes in incentive accruals, unfunded commitment expense, branch closures, early retirement and COVID - 19) Provision and Non - interest Expense 23

Branch Rightsizing Initiative 24 South Texas Branch Sale ▪ Announced on December 20, 2019 ▪ Closed on February 28, 2020 ▪ 5 Branches ▪ Deposits: $140 million ▪ Loans: $261 million ▪ Gain on sale: $5.9 million June 2020 Branch Closures ▪ 11 Branches closed on June 26, 2020 ▪ Estimated one - time charges of $1.9 million ▪ Estimated annual net savings $2.4 million ▪ Earn back period of less than 1 year Branch Sales Branch Closings Colorado Branch Sale ▪ Announced on February 10, 2020 ▪ Closed on May 15, 2020 ▪ 4 Branches ▪ Deposits: $63 million ▪ Loans: $121 million ▪ Gain on sale: $2.2 million Q4 2020 Expected Branch Closures ▪ 24 Branches expected to be closed in the 4 th quarter ▪ Estimated one - time charges of $9.6 million ▪ Estimated annual net savings $6.8 million ▪ Earn back period of less than 1.5 years Landrum Branch Closures ▪ 6 Branches closed as part of the Landrum acquisition ▪ Branches closed prior to system conversion on February 14, 2020 Will continue to review other branch rightsizing opportunities

Adjusted for PPP Loans Including PPP Loans Excluding PPP Loans (1) Loan yield 4.84% 4.94% Core Loan Yield 4.52% 4.62% Allowance for credit losses to total loans 1.59% 1.70% Stockholders’ equity to total assets 13.3% 13.9% Tangible common equity to tangible assets 8.3% 8.7% Regulatory tier 1 leverage ratio 8.8% 9.1% Loans / Deposits 88% 82% 25 Key Ratios Adjusted for PPP Loans & Additional Liquidity (1) Figures excluding PPP loans are non - GAAP measurements. See Appendix for non - GAAP reconciliations. Net interest margin (FTE) was 3.42% for the quarter ended June 30, 2020, while the core net interest margin, which excludes the accretion, was 3.18% for the same period. The decrease in the net interest margin during the second quarter of 2020 was primarily driven by the additional liquidity and the lower yielding PPP loans, which decreased the net interest margin by approximately 25 basis points.

NASDAQ: SFNC Quarterly Review

(1) Based on June 30, 2020 closing stock price of $17.11 and number of shares outstanding as of that date. (2) As of June 30, 2020. (3) Loan and deposit figures in billions. The balances include only those assigned to the division (The balances do not include o the r business units such as credit cards, equipment finance, energy, brokered and other). Company Profile FINANCIAL HIGHLIGHTS BY DIVISION (2)(3) TICKER: SFNC Founded Footprint Total Assets (2) Market Cap (1) 1903 $1.9 billion $21.9 billion 7 States 27 Division Geographic Footprint Branches Loans Deposits Arkansas Communities Arkansas smaller population markets 46 $1.5 $2.9 Central Arkansas Little Rock/North Little Rock/Benton/Bryant 18 $0.8 $1.5 Western Northwest Arkansas/Oklahoma/Kansas 39 $2.0 $2.5 Missouri Missouri/Illinois 58 $3.2 $3.8 Tennessee Tennessee 38 $1.6 $2.3 Texas Dallas/Fort Worth/North Texas 27 $3.9 $2.1 AR Community Central AR Western Texas Tennessee Missouri

As of and for the six months ended ended June 30, 2020 28 Selected Business Units ▪ $184 million nationwide credit card portfolio ▪ Loan yield (including fees): 13.2% ▪ History of excellent credit quality (1.98% YTD net charge - off ratio) TRUST ▪ Total Assets: $5.9 billion – Managed Assets: $3.6 billion – Non - managed / Custodial Assets: $2.2 billion ▪ Profit Margin: 37.0% ▪ Growing investment management business ROYALTY TRUST ▪ Revenue: $1.1 million ▪ Profit Margin : 35.7% INVESTMENTS ▪ Beginning March 2019, retail investments services provided through networking arrangement with LPL Financial – LPL platform, among other things, provides customers with online self - service trade option – Retail Group: $1.4 billion AUM • $274.1 million in fee - based / advisory assets INSURANCE (EMPLOYEE BENEFITS & LIFE) ▪ Revenue: $625 thousand ▪ Profit Margin: 32% ▪ Mortgage Originations : $502 million ▪ 47% Purchase vs. 52% Refinance

Financial Highlights

Quarterly RESULTS *$ IN MILLIONS, EXCEPT PER SHARE DATA*	Q1 2020 EARNINGS	Q2 2020 EARNINGS	CHANGE $	CHANGE %	Q1 2020 DILUTED EPS	Q2 2020 DILUTED EPS	CHANGE $	CHANGE %
GAAP Results	$ 77.22	$ 58.79	$ (18.43)	(23.9%)	$ 0.68	$ 0.54	$ (0.14)	(20.6%)
Non-Core Items	(3.39)	1.36	4.74	(140.1%)	(0.03)	0.01	0.04	(133.3%)
Non-GAAP Core Results	$ 73.84	$ 60.15	$ (13.69)	(18.5%)	$ 0.65	$ 0.55	$ (0.10)	(15.4%)
ROA	1.48%	1.08%						
Core ROA	1.42%	1.11%						
ROACE	10.83%	8.21%						
Core ROACE	10.35%	8.40%						
ROTCE	19.00%	14.55%						
Core ROTCE	18.19%	14.87%						
Efficiency Ratio(1)	56.38%	49.12%						
NIM	3.68%	3.42%						
Core NIM	3.42%	3.18%						

YTD RESULTS (as of June 30) *$ IN MILLIONS, EXCEPT PER SHARE DATA*	2019 EARNINGS	2020 EARNINGS	CHANGE $	CHANGE %	2019 DILUTED EPS	2020 DILUTED EPS	CHANGE $	CHANGE %
GAAP Results	$ 103.29	$ 136.01	$ 32.72	31.7%	$ 1.09	$ 1.22	$ 0.13	11.9%
Non-Core Items	11.24	(2.03)	(13.26)	(118.0%)	0.12	(0.01)	(0.13)	(108.3%)
Non-GAAP Core Results	$ 114.53	$ 133.99	$ 19.46	17.0%	$ 1.21	$ 1.21	$ -	0.0%
ROA	1.24%	1.28%						
Core ROA	1.37%	1.26%						
ROACE	9.05%	9.45%						
Core ROACE	10.04%	9.31%						
ROTCE	16.38%	16.57%						
Core ROTCE	18.09%	16.33%						
Efficiency Ratio(1)	53.14%	52.75%						
NIM	3.90%	3.55%						
Core NIM	3.68%	3.30%						

Note: Core figures (excluding Core NIM) exclude non-core income and expense items (e.g., early retirement program costs, gain on sale of banking operations, merger related costs and branch right-sizing costs). Core NIM excludes purchase accounting interest accretion. Core figures, as well as figures based on tangible common equity (which excludes goodwill and other intangible assets), are non-GAAP measurements. See Appendix for non-GAAP reconciliations.

(1) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items, and is a non-GAAP measurement. See Appendix for non-GAAP reconciliations.

29

2020 Financial Highlights

As of and for the quarter ended June 30, 2020

SELECTED HIGHLIGHTS[1][2]

- Total assets were $21.9 billion, Loans were $14.6 billion and Deposits were $16.6 billion
- ROAA of 1.08% and Core ROAA of 1.11%
- Efficiency Ratio of 49.12%
- ROACE of 8.21% and Core ROACE of 8.40%
- ROTCE of 14.55% and Core ROTCE of 14.87%
- NIM of 3.42% and Core NIM of 3.18%
- Diluted EPS of $0.54 and Core Diluted EPS of $0.55

- Construction & Development concentration was 88%
- CRE concentration was 281%, down from a high of 333% at the end of the second quarter of 2019

- Equity to asset ratio of 13.3% and tangible common equity to tangible asset ratio of 8.3%
- Book value per share of $26.64, an increase of 4.2% compared to the same date in 2019
- Tangible book value per share of $15.79, an increase of 6.0% compared to the same date in 2019
- Since October 17, 2019, the Company has repurchased approximately 5.3 million shares at a weighted average price of $19.47; since March 31, 2020, the Company has not repurchased any shares

NON-CORE ITEMS

- Merger-related, early retirement program and branch right-sizing costs of $4.0 million pre-tax and $3.0 million after-tax
- Gain on sale of branches of $2.2 million pre-tax and $1.6 million after-tax

(1) Core figures (excluding Core NIM) exclude non-core income and expense items (e.g., early retirement program costs, gain on sale of branches, merger related costs and branch right-sizing costs). Core NIM excludes purchase accounting interest accretion. Core figures, as well as figures based on tangible common equity (which excludes goodwill and other intangible assets), are non-GAAP measurements. See Appendix for non-GAAP reconciliations.

(2) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items, and is a non-GAAP measurement. See Appendix for non-GAAP reconciliations.

30

(1) As of December 31, unless otherwise noted. (2) Efficiency ratio is core non - interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non - interest revenues, excluding gains and losses from securities transactions and non - core items, and is a non - GAAP measurement. See Appendix for non - GAAP reconciliations. Note: Core figures exclude non - core income and expense items (e.g., early retirement program costs, gain on early retirement of trus t preferred securities, gain on sale of branches, gain on sale of insurance lines of business, donation to the Simmons Foundation, one - time tax adjustment, merger related costs and branch right - sizing costs). Core figures are non - GAAP meas urements. See Appendix for non - GAAP reconciliations. 31 Performance Trends TOTAL ASSETS (1) ($ IN BILLIONS) EFFICIENCY RATIO (2) NON - INTEREST INCOME / REVENUE TOTAL LOANS & DEPOSITS (1) ($ IN BILLIONS) $5.6 $10.8 $11.7 $14.4 $14.6 $6.7 $11.1 $12.4 $16.1 $16.6 $3.0 $4.5 $6.0 $7.5 $9.0 $10.5 $12.0 $13.5 $15.0 $16.5 $18.0 2016 2017 2018 2019 Jun 30, '20 Loans Deposits $8.4 $15.1 $16.5 $21.3 $21.9 $5.0 $7.0 $9.0 $11.0 $13.0 $15.0 $17.0 $19.0 $21.0 $23.0 2016 2017 2018 2019 Jun 30, '20 56.3% 55.3% 52.9% 50.3% 52.8% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 2016 2017 2018 2019 FY20 YTD 33.3% 28.1% 20.7% 25.4% 28.6% 33.2% 27.5% 20.7% 25.4% 27.3% 15.0% 17.0% 19.0% 21.0% 23.0% 25.0% 27.0% 29.0% 31.0% 33.0% 35.0% 2016 2017 2018 2019 FY20 YTD GAAP Core

Note: Core figures exclude non - core income and expense items (e.g., early retirement program costs, gain on early retirement of trust preferred securities, gain on sale of branches, gain on sale of insurance lines of business, donation to the Simmons Foundation, one - time tax adjustment, merger related costs and branch rig ht - sizing costs). Core figures, as well as figures based on tangible common equity (which excludes goodwill and other intangible assets), are non - GAAP measurements. See Appendix for non - GA AP reconciliations. 32 Performance Trends ROA ROTCE ROACE 1.25% 0.92% 1.37% 1.33% 1.28% 1.31% 1.18% 1.40% 1.51% 1.26% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 2016 2017 2018 2019 FY20 YTD GAAP Core 13.92% 11.26% 18.44% 17.99% 16.57% 14.56% 14.28% 18.81% 20.31% 16.33% 5.00% 7.00% 9.00% 11.00% 13.00% 15.00% 17.00% 19.00% 21.00% 23.00% 2016 2017 2018 2019 FY20 YTD ROTCE Core 8.75% 6.68% 10.00% 9.93% 9.45% 9.17% 8.56% 10.21% 11.25% 9.31% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 2016 2017 2018 2019 FY20 YTD ROACE Core

(1) LTM (Last Twelve Months) as of June 30, 2020 (2) Per share information has been adjusted to reflect the effects of the Company’s two - for - one stock split, which occurred on Febr uary 8, 2018. Note: Core figures exclude non - core income and expense items (e.g., early retirement program costs, gain on early retirement of trust preferred securities, gain on sale of branches, gain on sale of insurance lines of business, donation to the Simmons Foundation, one - time tax adjustment, merger related costs and branch right - sizing costs). Core figures, as well as figur es based on tangible common equity (which excludes goodwill and other intangible assets), are non - GAAP measurements. See Appendix for non - GAAP reconciliations. 33 Performance Trends DILUTED EPS (1)(2) NET INCOME ($ IN MILLIONS) (1) $97 $93 $216 $238 $271 $101 $119 $220 $270 $289 $50 $100 $150 $200 $250 $300 $350 2016 2017 2018 2019 LTM GAAP Core $1.56 $1.33 $2.32 $2.41 $2.55 $1.64 $1.70 $2.37 $2.73 $2.73 $- $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 2016 2017 2018 2019 LTM GAAP Core

14.5% 9.8% 10.2% 10.9% 11.9% 3.0% 5.0% 7.0% 9.0% 11.0% 13.0% 15.0% 17.0% 2016 2017 2018 2019 FY20 Q2 15.1% 11.4% 13.4% 13.7% 14.9% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 16.0% 2016 2017 2018 2019 FY20 Q2 11.0% 9.2% 8.8% 9.6% 8.8% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 2016 2017 2018 2019 FY20 Q2 13.5% 9.8% 10.2% 10.9% 11.9% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 2016 2017 2018 2019 FY20 Q2 (1) As of December 31, except for FY20 Q2, which is as of quarter end. 34 Regulatory Capital Ratios TIER 1 LEVERAGE RATIO (1) TOTAL RISK - BASED CAPITAL RATIO (1) TIER 1 RISK - BASED CAPITAL RATIO (1) CET1 CAPITAL RATIO (1) Well Cap. 5.0% Well Cap. 8.0%

(1) As of December 31, except for FY20 Q2, which is as of quarter end. (2) Figures based on tangible book value (which excludes goodwill and other intangible assets) are non - GAAP measurements. See Append ix for non - GAAP reconciliations. 35 Book Value & Tangible Book Value BOOK VALUE ($ IN MILLIONS) (1) TANGIBLE BOOK VALUE PER SHARE (1)(2) BOOK VALUE PER SHARE (1) TANGIBLE BOOK VALUE ($ IN MILLIONS) (1)(2) $1,151 $2,085 $2,246 $2,988 $2,904 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 $3,000 2016 2017 2018 2019 FY20 Q2 $750 $1,136 $1,309 $1,805 $1,721 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 2016 2017 2018 2019 FY20 Q2 $11.98 $12.34 $14.18 $15.89 $15.79 $10.00 $11.00 $12.00 $13.00 $14.00 $15.00 $16.00 2016 2017 2018 2019 FY20 Q2 $18.40 $22.65 $24.33 $26.30 $26.64 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00 $26.00 $28.00 2016 2017 2018 2019 FY20 Q2

Loan Portfolio[1]

ORIGINATING DIVISION $ IN BILLIONS	TOTAL LOANS	% OF TOTAL
Arkansas Community	$ 1.46	10.0%
Central Arkansas	0.82	5.6%
Missouri[2]	3.23	22.1%
Tennessee	1.57	10.8%
Texas	3.87	26.5%
Western	1.96	13.4%
Other[3]	1.68	11.5%

RE-PRICING	% OF TOTAL
Fixed Rate	55%
Variable Rate	45%
Variable - with LIBOR Index	*30%*
Variable - with Prime Index	*47%*
Variable - with Other Indices	*23%*

LOAN CONCENTRATION	% OF TOTAL CAPITAL
C&D	88%
CRE	281%

TOTAL LOAN PORTFOLIO

$14.6 billion



Consumer 1.5%
Credit Card 1.3%
Agriculture 1.5%
Other 2.9%
Construction 13.8%
Single Family Residential 15.1%
Commercial 20.8%
Commercial Real Estate 43.2%

NON-PERFORMING LOANS[4][5]	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	FY20 Q1	FY20 Q2
SFNC	0.74%	1.84%	1.80%	1.52%	1.16%	0.69%	0.64%	0.80%	1.71%	0.71%	0.53%	0.67%	1.10%	0.91%
All US Banks	*2.38%*	*4.78%*	*4.68%*	*4.13%*	*3.56%*	*2.90%*	*2.28%*	*1.82%*	*1.64%*	*1.37%*	*1.21%*	*0.96%*	*1.04%*	*NA*

NON-PERFORMING ASSETS[4][5]	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	FY20 Q1	FY20 Q2
SFNC	0.60%	1.42%	1.63%	1.42%	1.52%	1.84%	1.33%	1.12%	1.48%	0.72%	0.53%	0.56%	0.87%	0.68%
All US Banks	*1.34%*	*2.39%*	*2.37%*	*2.04%*	*1.72%*	*1.40%*	*1.10%*	*0.92%*	*0.83%*	*0.69%*	*0.61%*	*0.49%*	*0.54%*	*NA*

NET CHARGE-OFFS[4][5]	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	FY20 Q1	FY20 Q2
SFNC	0.43%	0.58%	0.70%	0.49%	0.39%	0.25%	0.22%	0.14%	0.29%	0.31%	0.21%	0.24%	0.07%	0.56%
SFNC, excluding credit card net charge-offs	0.30%	0.38%	0.52%	0.30%	0.26%	0.15%	0.20%	0.16%	0.35%	0.31%	0.25%	0.22%	0.04%	0.54%
All US Banks	*1.70%*	*2.91%*	*2.96%*	*1.81%*	*1.26%*	*0.77%*	*0.55%*	*0.47%*	*0.48%*	*0.50%*	*0.48%*	*0.48%*	*0.53%*	*NA*

(1) As of June 30, 2020, unless otherwise noted.
(2) Includes Illinois branches.
(3) Includes credit card, indirect lending, and equipment finance (nationwide).
(4) Source: S&P Global Market Intelligence SNL US Bank Index (data for FY20 Q2 currently unavailable), except for FY20 Q1 and "SFNC, excluding credit card net-charge offs" figures obtained from internal sources.
(5) For the period ended or as of December 31, unless otherwise noted.

36

HISTORICAL LOAN DISCOUNT BALANCE & ACCRETION INCOME (1) Fully tax equivalent using an effective tax rate of 26.135%. (2) Core loan yield and core net interest margin exclude accretion and are non - GAAP measurements. See Appendix for non - GAAP reconcil iations. 37 Net Interest Income $112.0 $114.1 $77.2 $55.7 $35.5 $89.3 $49.3 $87.3 $70.0 $58.2 $17.3 $39.6 $37.5 $46.1 $24.3 $27.8 $35.3 $41.2 $11.8 $11.7 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2012 2013 2014 2015 2016 2017 2018 2019 FY20 Q1 FY20 Q2 Loan Discount Balance Accretion Income 2020 SCHEDULED ACCRETION Q1 (Actual) Q2 (Actual) Q4 (Estimated) Q3 (Estimated) FY20 (Estimated) $4.2 $11.8 $3.9 $11.7 $31.6 2019 2020 Q2 Q3 Q4 Q1 Q2 Loan Yield (1) 5.58% 5.47% 5.43% 5.19% 4.84% Core Loan Yield (1)(2) 5.26% 5.19% 5.00% 4.86% 4.52% Security Yield (1) 3.06% 2.87% 2.73% 2.63% 2.50% Cost of Interest Bearing Deposits 1.37% 1.40% 1.22% 1.03% 0.59% Cost of Deposits 1.07% 1.09% 0.94% 0.80% 0.44% Cost of Borrowed Funds 2.50% 2.52% 2.30% 2.06% 1.84% Net Interest Margin (1) 3.94% 3.82% 3.78% 3.68% 3.42% Core Net Interest Margin (1)(2) 3.67% 3.59% 3.44% 3.42% 3.18% Fed Funds Target Rate 2.50% 2.00% 1.75% 0.25% 0.25% $ in millions

38 Next Generation Bank Program WHY WHAT ▪ Allows better identification of opportunities for our customers and the ability to offer them proactively vs. waiting for our customer to ask for help ▪ Enhanced customer engagement and interaction across all channels, including digital ▪ Data will be more efficiently entered, accurate and accessible ▪ Many processes will be simplified and automated ▪ Intuitive access to information supporting quick, customer centric, profitable decisions ▪ Associates will have rewarding professional opportunities and internal support to grow along - side Simmons Bank ▪ Business - led, comprehensive IT initiative that is providing new systems and improved processes to help achieve Simmons’ position as a banking leader ▪ NGB will occur primarily during 2019 and 2020 EXPECTED BENEFITS ▪ To remain competitive, we must enhance what our current systems and processes can provide – to our customers and our associates COSTS ▪ Approximately $8 million of CapEx related to “NGB 2.0” in 2020 ▪ Approximately $9 million increase in 2020 IT OpEx compared to 2019 (full - year impact of NGB 1.0 and partial year of NGB 2.0)

(1) Purchase price and ratios as of closed date. Source: S&P Global Market Intelligence. (2) Metropolitan was acquired from Section 363 Bankruptcy. 39 Acquisitions Since 2013 2013 – 2014 Consolidated eight charters to one National to State Charter Conversion (Fed Member Bank) 2015 2016 2017 2019 $ IN MILLIONS SYSTEM TOTAL TRUST PURCHASE PRICE / BANK ANNOUNCED CLOSED CONVERSION ASSETS AUM PRICE⁽¹⁾ EARNINGS⁽¹⁾BOOK VALUE⁽¹⁾ TBV⁽¹⁾ Metropolitan National Bank⁽²⁾ Sep-13 Nov-13 Mar-14 920$ 370$ 54$ 12.5 x 88% 89% Delta Trust & Bank Mar-14 Aug-14 Oct-14 420 815 67 14.9 x 153% 157% First State Bank May-14 Feb-15 Sep-15 1,915 - 272 12.2 x 167% 170% Liberty Bank May-14 Feb-15 Apr-15 1,065 - 213 12.1 x 191% 198% Trust Company of the Ozarks Apr-15 Oct-15 Jan-16 15 1,000 24 NA NA NA Citizens National Bank May-16 Sep-16 Oct-16 585 200 82 18.0 x 130% 130% Hardeman County Investments Nov-16 May-17 Sep-17 462 - 71 17.4 x 138% 179% Southwest Bancorp, Inc (OKSB) Dec-16 Oct-17 May-18 2,468 - 532 24.7 x 180% 190% First Texas BHC, Inc. Jan-17 Oct-17 Feb-18 2,019 430 461 23.2 x 192% 228% Reliance Bancshares, Inc. Nov-18 Apr-19 Apr-19 1,534 - 166 NA 169% 169% The Landrum Company Jul-19 Oct-19 Feb-20 3,407 - 416 12.9 x 165% 165%

$0.14 $0.16 $0.18 $0.20 $0.22 $0.24 $0.27 $0.29 $0.31 $0.34 $0.37 $0.38 $0.38 $0.38 $0.38 $0.40 $0.42 $0.44 $0.46 $0.48 $0.50 $0.60 $0.64 $0.68 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 (1) Based on June 30, 2020 closing stock price of $17.11. (2) FY20 Q2 EPS of $0.54. (3) FY20 Q2 Core EPS of $0.55, excludes non - core income and expense items and is a non - GAAP measurement. See Appendix for non - GAAP r econciliations. Note: The future payment of dividends is not guaranteed and is subject to various factors, including approval by the Company’s boar d of directors. 40 111 Years of Consistent Dividend History PROJECTED 2020 CURRENT DIVIDEND YIELD⁽¹⁾ 4.0% FY20 Q2 DIVIDEND PAYOUT RATIO GAAP Earnings⁽²⁾ 31.5% Core Earnings⁽³⁾ 30.9%

(50.0%) (45.0%) (40.0%) (35.0%) (30.0%) (25.0%) (20.0%) (15.0%) (10.0%) (5.0%) 0.0% 5.0% 10.0% 15.0% 20.0% Dividend + Stock Appreciation (7/1/19 – 6/30/20) Note: Based on June 30, 2020 closing stock price of $17.11. Source: S&P Global Market Intelligence 41 1 Year Total Shareholder Return SFNC (24.8%) SNL Mid Cap Bank (27.3%)

(80.0%) (60.0%) (40.0%) (20.0%) 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% 140.0% 160.0% 180.0% 200.0% 220.0% 240.0% Dividend + Stock Appreciation (12/31/07 – 6/30/20) Note: Based on June 30, 2020 closing stock price of $17.11. Source: S&P Global Market Intelligence 42 Long - term Shareholder Return SNL Mid Cap Bank (21.2%) SFNC 77.9%

Investment Profile

SFNC MARKET DATA AS OF JUNE 30, 2020		VALUATION & PER SHARE DATA	
Stock Price	$17.11	P / LTM EPS	6.7 x
52-Week High	$27.29	P / LTM Core EPS[(1)]	6.3 x
52-Week Low	$13.75	P / 2020 Consensus EPS[(2)]	10.2 x
Common Shares Out. (millions)	109	P / 2021 Consensus EPS[(2)]	10.7 x
Market Cap. (billions)	$1.9	P / Book Value	0.6 x
% Institutional Own.	61%	P / Tangible Book Value[(3)]	1.1 x

KROLL BOND RATING AGENCY[(4)]

SIMMONS FIRST NATIONAL CORPORATION	SENIOR UNSECURED DEBT	SUBORDINATED DEBT	SHORT-TERM DEBT
	BBB+	BBB	K2

SIMMONS BANK	DEPOSIT	SENIOR UNSECURED DEBT	SUBORDINATED DEBT	SHORT-TERM DEPOSIT	SHORT-TERM DEBT
	A-	A-	BBB+	K2	K2

Source: S&P Global Market Intelligence

(1) LTM Core EPS excludes non-core income and expense items and is a non-GAAP measurement. See Appendix for non-GAAP reconciliations.

(2) Based upon the Company's average six analyst consensus EPS of $1.68 for 2020 and $1.60 for 2021.

(3) Tangible book value (which excludes goodwill and other intangible assets) is a non-GAAP measurement. See Appendix for non-GAAP reconciliations.

(4) The ratings provided by KBRA are subject to revision or withdrawal by KBRA at any time and are not recommendations to buy, sell or hold these securities. Each rating should be evaluated independently of any other rating.

43

44 2020 Strategy

BRANDING PARTNERSHIPS 45

Simmons Bank Open, Team Simmons & Additional PGA Activation 46 A marquee showcase event, Simmons Bank Open, in Nashville, Tennessee. Tournament week includes substantial branding, Pro - Am outings and hospitality. Team Simmons Bank is comprised of four Korn Ferry tour golfers. Braden Thornberry of Memphis, Tennessee; Dawson Armstrong of Nashville, Tennessee; Kevin Dougherty and Will Zalatoris , both of Dallas, Texas. Our agreement includes branding and client engagement events. Additional Korn Ferry Tour and PGA TOUR hospitality tournament activations throughout the year.

47 St. Louis Blues |St. Louis, Missouri Our St. Louis market is excited to be a sponsor of the reigning 2019 Stanley Cup champions, the St. Louis Blues hockey team, dur ing the 2019 - 2020 season. As a part of the sponsorship, Simmons Bank signage is featured throughout Enterprise Center during hockey game s, as well as concerts and other events held at the venue. With our expanded presence in the St. Louis market, we think this sponsorship is a wonderful avenue for us to further the Sim mon s Bank brand within the community. The team’s recent championship win only adds to the value of this sponsorship.

Dickies Arena: Simmons Bank Plaza & Pavilion | Fort Worth, Texas In October 2019, Simmons Bank became the naming rights holder to the Simmons Bank Plaza and Simmons Bank Pavilion at the newl y constructed Dickies Arena, a 14,000 - seat, multi - purpose venue in Fort Worth, Texas. The Simmons Bank Plaza is an over 200,000 - square - foot outdoor entertainment hub where fan festivals, outdoor concerts, pre - and post - show events, and more are held. The Simmons Bank Pavilion is an indoor facility adjacent to the Plaza that hosts corporate and civic events. Simmons became the official banking partner for Dickies Arena and a major sponsor of the Fort Worth Stock Show & Rodeo, the o lde st continuously running livestock show and rodeo, held annually since 1896. The Stock Show provides millions of dollars in grant s a nd scholarships to support future leaders in agriculture and livestock management. 48

49 Discovery Park: Exhibit & Simmons Bank Ag Center | Union City, Tennessee In December 2019, Simmons Bank was announced as a major sponsor and partner for Discovery Park of America’s permanent exhibit , “ AgriCulture : Innovating for Our Survival.” The exhibit is scheduled to open in fall 2020 in a 8,900 - square - foot building to be named the Simmons Bank Ag Center. Discovery Park of America is a world - class museum and 50 - acre heritage park located in Union City, Tennessee, founded with a vis ion to support farmers and inspire the imaginations of children and adults. With our deep roots in the west Tennessee, Mississippi Delta and a heritage of serving farmers for more than 100 years, Simmo ns Bank is honored to help bring this initiative to life.

50 Simmons Bank Field | Pine Bluff, Arkansas In 2018, Simmons announced a $2.5 million gift to the University of Arkansas at Pine Bluff (UAPB) to fund athletics upgrades. Ad ding to our legacy of investing in our hometown and headquarters in Pine Bluff, Arkansas, the gift is the largest in UAPB history and fu nded a new football stadium scoreboard and 90,000 - square - foot IRONTURF field, along with the completion of the baseball pavilion at the Torii Hunter Baseball and Softball Complex.

51 Simmons Bank Arena | North Little Rock, Arkansas In October 2019, Simmons acquired naming rights to Simmons Bank Arena in North Little Rock, Arkansas. The arena is a beacon f or economic vitality and culture in our home state, all while being a destination for nearly 500,000 annual visitors. Simmons Ba nk Arena is ranked #39 in the United States in ticket sales according to Pollstar . Additional sponsorship rights include two suites used for business development, early access ticket sales and a Simmons customer entrance.

52 Simmons Tower | Little Rock, Arkansas We have a multi - year arrangement with the building’s owner for the tower signage and we continue to operate a branch bank in the lobby. Coupled with our River Market building and Simmons Bank Arena signage we effectively created a highly visible brand in downtown Little Rock.

53 River Market Building | Little Rock, Arkansas We were pleased to acquire this beautiful building in the heart of the vibrant city of Little Rock and make it a regional hub ju st an hour from our corporate headquarters in Pine Bluff. We continue to increase our banking operations in new areas of the country, and while we’re now i n s even states, many of our centralized services remain in Arkansas, where we were founded. Amenities of a secured parking deck, wellness center, café providing multiple meal options for breakfast and lunch, and our b eau tiful park get the attention of potential associates and help solidify relationships with existing associates. The building’s location is also convenient to ent ertainment and dining venues, nearby hotels and a short commute to the airport. We wrapped the exterior of the building in 3,000 feet of LED lights. With more than 16 - million color combinations and the abilit y to program them every five inches, these lights can create dynamic color - changing effects, and they are environmentally friendly and energy efficient. We h ave used the lights to support causes such as Breast Cancer Awareness and Prostate Cancer Awareness, as well as celebrating various holidays, including the 4 th of July, Christmas, Valentines’ Day and more.

APPENDIX 54

Non-GAAP Reconciliations

$ in thousands	2016	2017	2018	2019	Q1 2020	Q2 2020	YTD 2019	YTD 2020	LTM
Calculation of Core Earnings									
Net Income	$ 96,790	$ 92,940	$ 215,713	$ 237,828	$ 77,223	$ 58,789	$ 103,293	$ 136,012	$ 270,547
Non-core items									
Gain on sale of banking operations	-	-	-	-	(5,889)	(2,204)	-	(8,093)	(8,093)
Gain from early retirement of TRUPS	(594)	-	-	-	-	-	-	-	-
Gain on sale of P&C insurance business	-	(3,708)	-	-	-	-	-	-	-
Donation to Simmons Foundation	-	5,000	-	-	-	-	-	-	-
Merger related costs	4,835	21,923	4,777	36,379	1,068	1,830	8,992	2,898	30,285
Early Retirement Program	-	-	-	3,464	-	493	3,287	493	670
Branch right sizing	3,359	169	1,341	3,129	238	1,721	2,932	1,959	2,156
Tax Effect[1]	(2,981)	(8,746)	(1,598)	(11,234)	1,198	(482)	(3,975)	716	(6,543)
Net non-core items (before SAB 118 adjustment)	4,619	14,638	4,520	31,738	(3,385)	1,358	11,236	(2,027)	18,475
SAB 118 adjustment[2]	-	11,471	-	-	-	-	-	-	-
Core earnings (non-GAAP)	$ 101,409	$ 119,049	$ 220,233	$ 269,566	$ 73,838	$ 60,147	$ 114,529	$ 133,985	$ 289,022

(1) Effective tax rate of 26.135% for 2018 - 2020 and 39.225% for prior periods, adjusted for non-deductible merger-related costs and deferred tax items on P&C insurance sale.

(2) Tax adjustment to revalue deferred tax assets and liabilities to account for the future impact of lower corporate tax.

55

(1) Effective tax rate of 26.135% for 2018 - 2020 and 39.225% for prior periods, adjusted for non - deductible merger - related costs a nd deferred tax items on P&C insurance sale. (2) Tax adjustment to revalue deferred tax assets and liabilities to account for the future impact of lower corporate tax. 56 Non - GAAP Reconciliations Q1 Q2 YTD YTD $ per Share 2016 2017 2018 2019 2020 2020 2019 2020 LTM Calculation of Diluted Earnings per Share (EPS) Diluted earnings per share 1.56$ 1.33$ 2.32$ 2.41$ 0.68$ 0.54$ 1.09$ 1.22$ 2.55$ Non-core items Gain on sale of banking operations - - - - (0.05) (0.02) - (0.07) (0.07) Gain from early retirement of TRUPS (0.01) - - - - - - - - Gain on sale of P&C insurance business - (0.04) - - - - - - - Donation to Simmons Foundation - 0.07 - - - - - Merger related costs 0.08 0.31 0.05 0.37 0.01 0.02 0.10 0.03 0.30 Early Retirement Program - - - 0.03 - - 0.03 - - Branch right sizing 0.06 - 0.02 0.03 - 0.02 0.03 0.02 0.02 Tax effect⁽¹⁾ (0.05) (0.13) (0.02) (0.11) 0.01 (0.01) (0.04) 0.01 (0.07) Net non-core items (before SAB 118 adjustment) 0.08 0.21 0.05 0.32 (0.03) 0.01 0.12 (0.01) 0.18 SAB 118 adjustment⁽²⁾ - 0.16 - - - - - - - Diluted core earnings per share (non-GAAP) 1.64$ 1.70$ 2.37$ 2.73$ 0.65$ 0.55$ 1.21$ 1.21$ 2.73$

Non-GAAP Reconciliations

$ in thousands	2016	2017	2018	2019	Q1 2020	Q2 2020	YTD 2019	YTD 2020
Calculation of Core Return on Average Assets								
Net income available to common stockholders	$ 96,790	$ 92,940	$ 215,713	$ 237,828	$ 77,223	$ 58,789	$ 103,293	$ 136,012
Net non-core items, net of taxes, adjustment (non-GAAP)	4,619	26,109	4,520	31,738	(3,385)	1,358	11,236	(2,027)
Core earnings (non-GAAP)	$ 101,409	$ 119,049	$ 220,233	$ 269,566	$ 73,838	$ 60,147	$ 114,529	$ 133,985
Average total assets	$ 7,760,233	$ 10,074,951	$ 15,771,362	$ 17,871,748	$ 20,920,223	$ 21,822,273	$ 16,845,528	$ 21,371,248
Return on average assets	1.25%	0.92%	1.37%	1.33%	1.48%	1.08%	1.24%	1.28%
Core return on average assets (non-GAAP)	1.31%	1.18%	1.40%	1.51%	1.42%	1.11%	1.37%	1.26%
Calculation of Return on Tangible Common Equity								
Net income available to common stockholders	$ 96,790	$ 92,940	$ 215,713	$ 237,828	$ 77,223	$ 58,789	$ 103,293	$ 136,012
Amortization of intangibles, net of taxes	3,611	4,659	8,132	8,720	2,521	2,489	4,128	5,010
Total income available to common stockholders (non-GAAP)	$ 100,401	$ 97,599	$ 223,845	$ 246,548	$ 79,744	$ 61,278	$ 107,421	$ 141,022
Net non-core items, net of taxes (non-GAAP)	4,619	26,109	4,520	31,738	(3,385)	1,358	11,236	(2,027)
Core earnings (non-GAAP)	101,409	119,049	220,233	269,566	73,838	60,147	114,529	133,985
Amortization of intangibles, net of taxes	3,611	4,659	8,132	8,720	2,521	2,489	4,128	5,010
Total core income available to common stockholders (non-GAAP)	$ 105,020	$ 123,708	$ 228,365	$ 278,286	$ 76,359	$ 62,636	$ 118,657	$ 138,995
Average common stockholders' equity	$ 1,105,775	$ 1,390,815	$ 2,157,097	$ 2,396,024	$ 2,869,177	$ 2,879,337	$ 2,300,535	$ 2,894,351
Average intangible assets:								
Goodwill	(332,974)	(455,453)	(845,308)	(921,635)	(1,055,498)	(1,064,955)	(880,759)	(1,060,226)
Other intangibles	(51,710)	(68,896)	(97,820)	(104,000)	(125,746)	(120,111)	(97,221)	(122,928)
Total average intangibles	(384,684)	(524,349)	(943,128)	(1,025,635)	(1,181,244)	(1,185,066)	(977,980)	(1,183,154)
Average tangible common stockholders' equity (non-GAAP)	$ 721,091	$ 866,466	$ 1,213,969	$ 1,370,389	$ 1,687,933	$ 1,694,271	$ 1,322,555	$ 1,711,197
Return on average common equity	8.75%	6.68%	10.00%	9.93%	10.83%	8.21%	9.05%	9.45%
Return on tangible common equity (non-GAAP)	13.92%	11.26%	18.44%	17.99%	19.00%	14.55%	16.38%	16.57%
Core return on average common equity (non-GAAP)	9.17%	8.56%	10.21%	11.25%	10.35%	8.40%	10.04%	9.31%
Core return on tangible common equity (non-GAAP)	14.56%	14.28%	18.81%	20.31%	18.19%	14.87%	18.09%	16.33%

57

58 Non - GAAP Reconciliations YTD $ in thousands 2016 2017 2018 2019 2020 Calculation of Non-interest Income to Revenue Net Interest Income 279,206$ 354,930$ 552,552$ 601,753$ 331,164$ Non-interest income 139,382 138,765 143,896 205,031 132,621 Total Revenue (GAAP) 418,588$ 493,695$ 696,448$ 806,784$ 463,785$ Non-interest Income (GAAP) 139,382$ 138,765$ 143,896$ 205,031$ 132,621$ Non-core Items (non-GAAP) (835) (3,972) - - (8,093) Core Non-interest Income (non-GAAP) 138,547$ 134,793$ 143,896$ 205,031$ 124,528$ Net Interest Income 279,206$ 354,930$ 552,552$ 601,753$ 331,164$ Core Non-interest Income (non-GAAP) 138,547 134,793 143,896 205,031 124,528 Core Total Revenue (non-GAAP) 417,753$ 489,723$ 696,448$ 806,784$ 455,692$ Non-interest Income / Revenue (GAAP) 33.3% 28.1% 20.7% 25.4% 28.6% Core Non-interest Income / Revenue (non-GAAP) 33.2% 27.5% 20.7% 25.4% 27.3%

Non-GAAP Reconciliations

$ in thousands	2016	2017	2018	2019	Q1 2020	Q2 2020	YTD 2019	YTD 2020
Calculation of Efficiency Ratio								
Non-interest expense	$ 255,085	$ 312,379	$ 392,229	$ 461,112	$ 125,813	$ 112,598	$ 212,152	$ 238,411
Non-core non-interest expense adjustment	(8,435)	(27,357)	(6,118)	(42,972)	(1,306)	(4,044)	(15,211)	(5,350)
Other real estate and foreclosure expense adjustment	(4,389)	(3,042)	(4,240)	(3,282)	(319)	(242)	(1,162)	(561)
Amortization of intangibles adjustment	(5,942)	(7,666)	(11,009)	(11,805)	(3,413)	(3,369)	(5,588)	(6,782)
Efficiency ratio numerator	$ 236,319	$ 274,314	$ 370,862	$ 403,053	$ 120,775	$ 104,943	$ 190,191	$ 225,718
Net-interest income	$ 279,206	$ 354,930	$ 552,552	$ 605,275	$ 167,483	$ 163,681	$ 285,423	$ 331,164
Non-interest income	139,382	138,765	143,896	201,509	82,394	50,227	74,726	132,621
Non-core non-interest income adjustment	(835)	(3,972)	-	-	(5,889)	(2,204)	-	(8,093)
Fully tax-equivalent adjustment	7,722	7,723	5,297	7,322	2,305	2,350	3,307	4,655
(Gain) loss on sale of securities	(5,848)	(1,059)	(61)	(13,314)	(32,095)	(390)	(5,563)	(32,485)
Efficiency ratio denominator	$ 419,627	$ 496,387	$ 701,684	$ 800,792	$ 214,198	$ 213,664	$ 357,893	$ 427,862
Efficiency ratio[1]	56.32%	55.27%	52.85%	50.33%	56.38%	49.12%	53.14%	52.75%

(1) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.

59

60 Non - GAAP Reconciliations Q1 Q2 YTD YTD $ in thousands, except per share and share count 2016 2017 2018 2019 2020 2020 2019 2020 Calculation of Core Net Interest Margin Net interest income 279,206$ 354,930$ 552,552$ 601,753$ 167,483$ 163,681$ 285,423$ 331,164$ Fully tax-equivalent adjustment 7,722 7,723 5,297 7,322 2,305 2,350 3,307 4,655 Fully tax-equivalent net interest income 286,928 362,653 557,849 612,597 169,788 166,031 288,730 335,819 Total accretable yield (24,257) (27,793) (35,263) (41,244) (11,837) (11,723) (16,822) (23,560) Core net interest income (non-GAAP) 262,671$ 334,860$ 522,586$ 571,353$ 157,951$ 154,308$ 271,908$ 312,259$ PPP loan and excess liquidity interest income (non-GAAP) (5,623) Core net interest adjusted for PPP loans and liquidity (non-GAAP) 148,685$ Average earning assets 6,855,322$ 8,908,418$ 14,036,614$ 15,824,571$ 18,581,491$ 19,517,475$ 14,917,493$ 19,049,487$ Average PPP loan balance and excess liquidty (2,071,411) Average earning assets adjusted for PPL loans and liquidity (non-GAAP) 17,446,064$ Net interest margin 4.19% 4.07% 3.97% 3.85% 3.68% 3.42% 3.90% 3.55% Core net interest margin (non-GAAP) 3.83% 3.76% 3.72% 3.59% 3.42% 3.18% 3.68% 3.30% Core net interest margin adjusted for PPP loans and liquidity (non-GAAP) 3.43%

61 Non - GAAP Reconciliations Q2 $ in thousands, except per share and share count 2016 2017 2018 2019 2020 Calculation of Book Value and Tangible Book Value per Share Total common stockholders' equity 1,151,111$ 2,084,564$ 2,246,434$ 2,988,157$ 2,903,936$ Intangible assets: Goodwill (348,505) (842,651) (845,687) (1,055,520) (1,064,765) Other intangible assets (52,959) (106,071) (91,334) (127,340) (117,823) Total intangibles (401,464) (948,722) (937,021) (1,182,860) (1,182,588) Tangible common stockholders' equity (non-GAAP) 749,647$ 1,135,842$ 1,309,413$ 1,805,297$ 1,721,348$ Shares of common stock outstanding 62,555,446 92,029,118 92,347,643 113,628,601 108,994,389 Book value per common share 18.40$ 22.65$ 24.33$ 26.30$ 26.64$ Tangible book value per common share (non-GAAP) 11.98$ 12.34$ 14.18$ 15.89$ 15.79$ Stock Price as of June 30, 2020 17.11$ Price / Book Value per Share 0.64 x Price / Tangible Book Value per Share (non-GAAP) 1.08 x

62 Non - GAAP Reconciliations Q2 Q3 Q4 Q1 Q2 $ in thousands 2019 2019 2019 2020 2020 Calculation of Core Loan Yield Loan interest income (FTE) 178,122$ 179,971$ 193,402$ 187,566$ 177,168$ Total accretable yield (10,162) (9,322) (15,100) (11,837) (11,723) Core loan interest income (non-GAAP) 167,960 170,649 178,302 175,729 165,445 PPP loan interest income (3,733) Core loan interest income without PPP loans (non-GAAP) 161,712 Average loan balance 12,814,386 13,053,540 14,144,703 14,548,853 14,731,306 Average PPP loan balance (non-GAAP) (645,172) Core loan interest income without PPP loans (non-GAAP) 14,086,134 Core loan yield (non-GAAP) 5.26% 5.19% 5.00% 4.86% 4.52% Core loan yield without PPP loans (non-GAAP) 4.62%

Non - GAAP Reconciliations 63 YTD Q2 $ in thousands 2019 2020 Calculation of Tangible Common Equity to Tangible Assets Total stockholders' equity 2,469,513$ 2,904,703$ Preferred stock - (767) Total common stockholders' equity 2,469,513 2,903,936 Intangible assets: Goodwill (926,450) (1,064,765) Other intangible assets (104,096)$ (117,823)$ Total intangibles (1,030,546) (1,182,588) Tangible common stockholders' equity (non-GAAP) 1,438,967 1,721,348 Total assets 17,937,435 21,903,684 Intangible assets: Goodwill (926,450) (1,064,765) Other intangible assets (104,096)$ (117,823)$ Total intangibles (1,030,546) (1,182,588) Tangible assets (non-GAAP) 16,906,889$ 20,721,096$ Paycheck protection program ("PPP") loans (963,712) Total assets less PPP loans (non-GAAP) 20,939,972$ Tangible assets less PPP loans (non-GAAP) 19,757,384$ Ratio of equity to assets 13.77% 13.26% Ratio of equity to assets less PPP loans (non-GAAP) 13.87% Ratio of tangible common equity to tangible assets (non-GAAP) 8.51% 8.31% Ratio of tangible common equity to tangible assets less PPP loans (non-GAAP) 8.71%

Non - GAAP Reconciliations 64 Q2 $ in thousands 2020 Calculation of ACL / Loans (exluding PPP Loans) Total loans 14,606,900$ Allowance for credit losses on loans 231,643 ACL / Loans 1.59% Total loans 14,606,900$ PPP Loans 963,700 Total loans, excluding PPP Loans (non-GAAP) 13,643,200 Allowance for credit losses on loans 231,643 ACL / Loans (excluding PPP Loans) (non-GAAP) 1.70%

Non - GAAP Reconciliations 65 Q2 $ in thousands 2020 Calculation of Regulatory Tier 1 Leverage Ratio Less Average PPP Loans Total Tier 1 capital 1,820,488$ Adjusted average assets for leverage ratio 20,742,824$ Average PPP loans (645,172) Adjusted average assets less average PPP loans (non-GAAP) 20,097,652$ Tier 1 leverage ratio 8.78% Tier 1 leverage ratio less average PPP loans (non-GAAP) 9.06%